UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

PEAK INTERNATIONAL LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEAK INTERNATIONAL LIMITED

Flat E & F, 19/F., CDW Building

388 Castle Peak Road, Tsuen Wan

New Territories, Hong Kong

(852) 3193-6000

July 30, 2007

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Peak International Limited (the “Company”) to be held at Heller Ehrman LLP, 275 Middlefield Road, Menlo Park, California, USA 94025, on Friday, September 7, 2007, 10:00 a.m. local time.

Details of the business to be transacted at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement. The Annual Report for the fiscal year ended March 31, 2007 on Form 10-K is also enclosed.

A shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote in his or her place. A proxy need not be a shareholder of the Company. We hope you are planning to attend the meeting personally and we look forward to meeting you. However, the vote of each shareholder is of utmost importance and we kindly request that you complete, date and sign your proxy card and return it to us promptly in the enclosed envelope, whether or not you currently plan to attend the meeting. Your proxy must be received by the Company’s transfer agent, Mellon Investor Services, at least 24 hours before the time of the meeting. Completing and returning the enclosed form of proxy will not preclude you from attending and voting in person at the meeting. You may revoke your proxy at any time before it is voted by giving written notice to the undersigned, by filing a properly executed proxy bearing a later date, or by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

On behalf of the Board of Directors and the management of Peak International Limited, I would like to extend our appreciation for your continued support.

Sincerely yours,

/s/ Dean Personne

Dean Personne

President and Chief Executive Officer

PEAK INTERNATIONAL LIMITED

Flat E & F, 19/F., CDW Building

388 Castle Peak Road, Tsuen Wan

New Territories, Hong Kong

(852) 3193-6000

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 7, 2007

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Peak International Limited, a Bermuda corporation with limited liability (the “Company”), will be held at Heller Ehrman LLP, 275 Middlefield Road, Menlo Park, California, USA 94025, on Friday, September 7, 2007, 10:00 a.m. local time, for the following purposes:

1. To approve the following proposals related to the election of directors to the Company’s Board of Directors (the “Board of Directors”):

(a) To set the number of authorized directors of the Board of Directors at five (5);

(b) To elect one director to the Board of Directors; and

(c) To authorize the Board of Directors to fill the one casual vacancy;

2. To authorize the Board of Directors to fix the remuneration of the directors of the Company;

3. To ratify the appointment of BDO McCabe Lo Limited as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2008;

4. To authorize the Board of Directors to fix the remuneration of the independent registered public accounting firm for the fiscal year ending March 31, 2008; and

5. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

The shareholders on the Register of Members at the close of business on August 1, 2007 are entitled to notice of, and to vote at, the Annual General Meeting and all postponements or adjournments thereof. Shareholders who have purchased shares since that date should obtain a proxy from the person from whom they bought their shares. To be valid, a form of proxy for the meeting, together with the power of attorney or other authority (if any) under which it is signed (or a certified copy thereof) must be deposited with the Company’s transfer agent, Mellon Investor Services, Proxy Processing, P.O. Box 1680, Manchester, CT 06045-9986 at least 24 hours before the time of the Annual General Meeting.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

/s/ Ronald Tan

Ronald Tan

Assistant Secretary

July 30, 2007

Hong Kong

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN ON THE RECORD DATE.

PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING.

PEAK INTERNATIONAL LIMITED

Flat E & F, 19/F., CDW Building

388 Castle Peak Road, Tsuen Wan

New Territories, Hong Kong

(852) 3193-6000

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 7, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy accompanying this Proxy Statement is solicited by and on behalf of the Board of Directors of Peak International Limited, a Bermuda corporation (which we will refer to as the “Company” or “Peak” throughout this Proxy Statement), for use at the 2007 Annual General Meeting of Shareholders of the Company to be held at Heller Ehrman LLP, 275 Middlefield Road, Menlo Park, California, USA 94025, on September 7, 2007, 10:00 a.m. local time, and any postponement or any adjournment thereof (the “Annual General Meeting”).

We intend to mail this Proxy Statement on or about August 10, 2007 to all shareholders on the Company’s Register of Members on August 1, 2007 who are entitled to notice of and vote at the meeting (the “Shareholders” or, individually, a “Shareholder”).

The Company will pay the cost of soliciting proxies, including expenses incurred by brokerage firms and other representatives of beneficial owners in forwarding solicitation materials to beneficial owners. Directors, officers and regular employees may solicit proxies, either personally or by fax or telephone, on behalf of the Company, without additional compensation.

The Company will provide copies of exhibits to the Annual Report on Form 10-K to any requesting Shareholder upon payment of a reasonable fee and upon request of the Shareholder made in writing to Peak International Limited, Flat E & F, 19/F., CDW Building, 388 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong, Attn: Ronald Tan, Assistant Secretary. The request must include a representation by the Shareholder that, as of August 1, 2007, the Shareholder was entitled to vote at the Annual General Meeting.

Who Can Vote

Pursuant to Bye-law 45 of the Company’s Bye-laws, the Board of Directors of the Company (the “Board of Directors” or the “Board”) has set August 1, 2007 (5:00 p.m. Eastern Daylight Time) as the record date for the meeting (which we will refer to as the “Record Date” throughout this Proxy Statement). Only Shareholders whose names and addresses appear in the Register of Members on that date will be entitled to receive notice of and attend and vote at the Annual General Meeting. The only outstanding class of voting securities of the Company is its Common Stock, par value $0.01 per share (the “Shares”). Each Share is entitled to one vote. There were 12,423,306 Shares outstanding as of the close of business on July 13, 2007.

How You Can Vote

You may vote your Shares at the Annual General Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your Shares if you attend the Annual General Meeting and want to vote in person. Shares represented by the proxies received in response to this solicitation, and not properly revoked, will be voted at the Annual General Meeting in accordance with the instructions on the proxy. On matters coming before the Annual General Meeting for which a Shareholder specifies a choice on the proxy card, the Shares will be voted accordingly. If you sign your Proxy Card with no further instructions, you will appoint the Chairman of the Annual General Meeting as your proxy to vote your Shares and your Shares will be counted as a vote “FOR” approval of the proposals referred to in Items 1(a), 1(b), 1(c), 2, 3 and 4 in the Notice of Annual General Meeting and described in this Proxy Statement and at the discretion of the proxy holder upon such other business as may properly come before the Annual General Meeting or any adjournment or postponement thereof.

Shares held directly in your name as the Shareholder of record may be voted in person at the meeting. If you choose to attend the Annual General Meeting, please bring the enclosed Proxy Card or proof of identification to the meeting. If you hold your Shares in a brokerage account in the broker’s name (“street name”), you must request a legal proxy from your stockbroker in order to vote at the meeting.

Revocability of Proxies

A Shareholder who gives a proxy may revoke it at any time prior to its exercise by filing with the President of the Company a written revocation or a duly executed proxy bearing a later date. The proxy may also be revoked if the Shareholder attends the Annual General Meeting and elects to vote in person. A Shareholder who is the holder of two or more Shares may appoint more than one proxy to represent him/her and vote on his/her behalf at the Annual General Meeting.

Required Vote

On a show of hands, every Shareholder present in person or by proxy shall be entitled to one vote and on a poll, every Shareholder present in person or by proxy shall be entitled to one vote per fully paid share. The proposals below shall be decided on a show of hands unless a poll is demanded. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals submitted for Shareholder approval at the Annual General Meeting. The proposals submitted for Shareholder approval at the Annual General Meeting will be decided by the affirmative vote of the majority of the Shares present in person or represented by proxy at the Annual General Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as Shares present or represented and entitled to vote on that proposal for the purpose of determining whether or not the Annual General Meeting is quorate.

If you just sign your Proxy Card with no further instructions, your Shares will be counted as a vote “FOR” approval of the proposals referred to in Items 1(a), 1(b), 1(c), 2, 3 and 4 in the Notice of Annual General Meeting and described in this Proxy Statement.

Quorum; Abstentions; Broker Non-votes

Two (2) Shareholders entitled to vote and present in person or by proxy representing not less than one-third in nominal value of the total issued voting Shares of the Company will constitute a quorum for the transaction of business at the Annual General Meeting. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker “non-vote” occurs when a nominee (such as a broker) holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Abstentions and broker “non-votes” will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of Shares from which the majority is calculated.

Audited Financial Statements

Under the Company’s Bye-laws and Bermuda law, audited financial statements must be presented to Shareholders at an Annual General Meeting of Shareholders. To fulfill this requirement, we will present at the Annual General Meeting audited consolidated financial statements for the fiscal year ended March 31, 2007. Copies of those financial statements are included in our Annual Report on Form 10-K, which will be mailed to Shareholders together with this Proxy Statement. Representatives of BDO McCabe Lo Limited, our independent registered public accounting firm, are not expected to be present at the Annual General Meeting. These statements have been approved by the Board of Directors and the Audit Committee of the Board of Directors. There is no requirement under Bermuda law that such statements be approved by the Shareholders, and no such approval will be sought at the Annual General Meeting.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL GENERAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL GENERAL MEETING.

PROPOSALS NO. 1(a) THROUGH 1(c)

PROPOSALS RELATED TO THE ELECTION OF DIRECTORS

Background

In Proposals 1(a) through 1(c), the Shareholders are being asked to approve matters related to the election of directors to the Board of Directors. During fiscal 2007, the Board of Directors was comprised of five members: Douglas Broyles, Thomas Gimple, Dean Personne, Christine Russell and Russell Silvestri. On May 14, 2007, Mr. Gimple resigned from his position as a member of the Board and all of its committees. The resignation of Mr. Gimple was not the result of any disagreement with the Company. As a result of Mr. Gimple’s resignation, the Company is out of compliance with Nasdaq Rule 4350(c)(1), which requires a majority of independent directors, and the Audit Committee of the Board of Directors does not meet the requirement of Nasdaq Rule 4350(d)(2)(A) for three independent members. The Company is relying on the cure periods set forth in Nasdaq Rules 4350(d)(4)(B) and 4350(c)(1), which allow the Company to cure such non-compliance within 180 days following Mr. Gimple’s resignation. The Company has notified Nasdaq of such circumstances as required by the applicable Nasdaq rules. On May 29, 2007, Nasdaq formally gave written notice to the Company regarding the Company’s noncompliance with the requirement to have three independent directors on its Audit Committee as required by Nasdaq Marketplace Rule 4350. In the letter, Nasdaq confirms that the Company has a cure period to regain compliance, which shall be:

•	“until the earlier of the Company’s next annual shareholders’ meeting or May 14, 2008; or

•	if the next annual shareholders’ meeting is held before November 12, 2007, then the Company must evidence compliance no later than November 12, 2007.”

The Company intends to regain compliance within the time periods set forth above. The purpose of Proposals 1(a) through 1(c) is to facilitate such compliance by the Company.

If the Company is not able to regain compliance within the time periods set forth above, the Company’s Common Stock would trade on the OTC Bulletin Board (the “OTCBB”) or in the “Pink Sheets” maintained by the National Quotation Bureau. The OTCBB handles over-the-counter stocks that do not meet the minimum stockholders’ equity and other requirements of the Nasdaq stock listing system. Securities on the OTCBB are governed by the Securities and Exchange Commission (the “SEC”) and must report certain regulatory filings to maintain OTC status. The Pink Sheets trading system handles high-risk ventures and is not regulated by the SEC. Such alternatives are generally considered to be less efficient markets and not as widely traded as the Nasdaq Global Market.

Ultimately, non-compliance could result in Nasdaq delisting the Company’s Common Stock from the Nasdaq Global Market. Such delisting could have a material adverse effect on the liquidity of the Company’s Common Stock and could also have a material adverse effect on the Company’s ability to raise additional equity capital.

In addition, if the Company’s Common Stock is not listed on the Nasdaq Global Market, we may become subject to Rule 15g-9 under the Securities and Exchange Act of 1934, as amended. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s Common Stock and affect the ability of holders to sell their Shares of Common Stock in the secondary market. Moreover, investors may be less interested in purchasing low-priced securities because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities, and some investment funds will not invest in low-priced securities (other than those which focus on small-capitalization companies or low-priced securities).

PROPOSAL 1(a)

AUTHORIZED NUMBER OF DIRECTORS

The Board of Directors currently has four (4) members. Pursuant to Bye-law 86 of the Company’s Bye-laws, the Shareholders may determine the maximum number of directors. In order to comply with the listing requirements of Nasdaq, the Company must have a majority of independent directors and an Audit Committee comprised of three independent directors. As explained above, the Company is not currently in compliance with these requirements. The Board of Directors believes that the number of authorized directors of the Board should be five (5) so that the Company can be in compliance with these requirements and achieve its objective that the membership of the Board be composed of individuals with a diversity of backgrounds, perspectives and skills.

Information regarding the criteria considered for director nomination is set forth under “Corporate Governance—Director Nominations” below.

Required Vote

Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO SET THE NUMBER OF AUTHORIZED DIRECTORS OF THE BOARD OF DIRECTORS AT FIVE.

PROPOSAL 1(b)

ELECTION OF DIRECTOR

Assuming that Proposal 1(a) is approved at the Annual General Meeting, the Board of Directors will have four (4) members with one vacancy. Pursuant to Bye-law 87 of the Company’s Bye-laws, at each annual general meeting, one-third of the directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) must retire from office by rotation. The Chairman of the Board is not, while holding such office, subject to retirement by rotation or taken into account in determining the number of directors to retire each year. A retiring director is eligible for re-election. The directors to retire by rotation include (so far as necessary to ascertain the number of directors to retire by rotation) any director who wishes to retire and will not stand for re-election. Any further directors to retire are those subject to retirement by rotation who have been longest in office since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those to retire will (unless they otherwise agree among themselves) be determined by lot.

Any director appointed by the Board of Directors to fill a casual vacancy on the Board pursuant to Bye-law 86(2) will hold office until the next following general meeting of the Company and will then be eligible for re-election at such meeting. Any director appointed pursuant to Bye-law 86(2) must not be taken into account in determining which particular director or the number of directors who are to retire by rotation.

Nominees

The Nominating Committee has recommended and the Board of Directors has nominated and recommends the election of Christine Russell, who is being re-nominated for election to another term as director. Ms. Russell’s age, business background and tenure as a director of the Company are set forth under “Directors and Executive Officers” below. Ms. Russell will be elected to serve until her successor is elected and qualified. If, at the time of the Annual General Meeting, she should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute recommended by a majority of the directors that are independent and chosen by the Board of Directors. Ms. Russell has consented to serve, if elected, and the Company has no reason to believe that any substitute nominee will be required.

Required Vote

The nominee receiving the affirmative vote of a majority of the votes cast at the Annual General Meeting in person or by proxy by the Shareholders entitled to vote thereon shall be elected as director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEE SET FORTH ABOVE.

PROPOSAL 1(c)

AUTHORIZATION TO ELECT DIRECTOR

Pursuant to Bye-law 86(2) of the Company’s Bye-laws, the Shareholders may authorize the Board of Directors to fill a casual vacancy or appoint a person as an addition to the existing Board, provided that the number of directors so appointed shall not exceed any maximum number determined by the Shareholders. Assuming that Proposals 1(a) and 1(b) are approved by the Shareholders at the Annual General Meeting, the Board of Directors will be comprised of four (4) members with one vacancy. The Company intends to fill this vacancy with an individual that would enable the Company to regain compliance with the Nasdaq listing requirements of a majority of independent directors and an Audit Committee comprised of three independent directors. The Nominating Committee is currently searching for an individual who would satisfy (i) the applicable definitions of “independence” as set forth in Nasdaq Rule 4350(d)(2)(A) and Nasdaq Rule 4350(c)(1) and (ii) the objective that the membership of the Board of Directors be composed of individuals with a diversity of backgrounds, perspectives and skills. The Nominating Committee intends to conclude its search to enable the Company to regain compliance with the applicable Nasdaq rules within the time periods set forth above.

Information regarding the criteria for director nomination is set forth under “Corporate Governance—Director Nominations” below.

Required Vote

Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FILL THE ONE CASUAL VACANCY.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the directors and executive officers of the Company.

Name	Age	Position	Term Expires on the Annual Meeting to be held in the Year
Mr. Dean Personne	63	President, Chief Executive Officer and Director	2009
Mr. Douglas Broyles(1)(2)(3)	65	Director	2010
Ms. Christine Russell(1)(2)(3)	57	Director	2007
Mr. Russell Silvestri(3)	45	Director	2008
Mr. John Supan	57	Chief Financial Officer
Ms. Mary Chow	48	Vice President of Supply Chain Management
Mr. Splendid Zuo	37	Vice President and General Manager of Peak Plastic & Metal Products (International) Limited
Mr. Chris Buckley	41	Vice President of Sales of Southeast Asia

(1)	Member of the Audit Committee.
(2)	Member of the Compensation and Stock Option Committee.
(3)	Member of the Nominating Committee.

Mr. Dean Personne has served as our President and Chief Executive Officer and as a member of our Board of Directors since April 2006. Mr. Personne joined the Company in February 2005 as President and Chief Operating Officer. Prior to that, Mr. Personne was self-employed as a management consultant. From August 2000 until November 2001, Mr. Personne served as Chief Executive Officer of Novus Packaging Corporation, a manufacturer of plastic packaging materials. From 1995 to 1999, Mr. Personne served as President and Chief Operating Officer of ASAT Limited, a Hong Kong company engaged in the back end assembly of semiconductors. Mr. Personne has bachelor’s and master’s degrees in business administration from Wichita State University, Wichita, Kansas.

Mr. Douglas Broyles has served as a member of our Board of Directors since May 1999. Since June 2000, Mr. Broyles has served as a general partner of Huntington Ventures, a venture capital firm. From 1996 to March 2000, Mr. Broyles served as President and Chief Executive Officer of Avalon Data, a wireless data communications design and manufacturing company. Prior to that, he was a partner for ten years with Glenwood Management, a venture capital firm based in Menlo Park, California. Mr. Broyles has been a member of the Board of Directors of NetLogic Microsystems, Inc., a fabless semiconductor company, since 1999.

Ms. Christine Russell has served as a member of our Board of Directors since March 2000. Since June 2006, Ms. Russell has served as Chief Financial Officer of Virage Logic Corporation, a technology and market leader in providing advanced embedded memory intellectual property for the design of complex integrated circuits. Prior to that, from April 2005, Ms. Russell served as Chief Financial Officer of OuterBay Technologies, a database archiving company, which was sold to Hewlett-Packard in February 2006. From 2003 to 2005, Ms. Russell served as Chief Financial Officer of Ceva, Inc., a company that provides digital signal processing cores for the wireless and multimedia markets. From 1997 to 2003, Ms. Russell served as Chief Financial Officer of Persistence Software, a company that provides distributed data management software. She is a graduate of the University of Santa Clara and has a master’s degree in business administration in finance. Ms. Russell has been a member of the Audit Committee of the Board of Directors of Quick Logic, Inc., a provider of the lowest power programmable solutions for the mobile device, portable industrial and military markets, since June 2005.

Mr. Russell Silvestri has served as a member of our Board of Directors since October 2005. Mr. Silvestri is a managing director of SKIRITAI Capital LLC, the investment manager for the Leonidas Opportunity Fund. Prior to forming SKIRITAI Capital LLC in June 2002, Mr. Silvestri was a managing and founding partner of Focus Capital LLC. Mr. Silvestri worked with Robertson Stephens & Company from 1989 to 1999, serving as a managing director from 1995. Mr. Silvestri represented the United States on the 1988 and 2000 Olympic teams for Sailing. Mr. Silvestri has been a member of the Board of Directors of TST Impresso, Inc., a manufacturer and distributor to dealers and other resellers of various paper and film products for commercial and home use in domestic and international markets, since March 2007.

Mr. John Supan has served as our Chief Financial Officer since May 2006. Since November 2005, Mr. Supan has served as a principal with Financial Leadership Group, LLC, which provided services to the Company from May 1, 2006 to July 31, 2006. Financial Leadership Group, LLC is a firm specializing in providing CFO-level services to both private and public companies. From 2003 to 2005, Mr. Supan was Chief Financial Officer for Fast Track Systems, a company providing clinical trial software and data solutions to the pharmaceutical industry. From 2000 to 2002, Mr. Supan was Chief Financial Officer for Argonaut Technologies, Inc., a drug development instrumentation company. Earlier in his career, Mr. Supan was a partner with Ernst & Young, LLP. Mr. Supan is a Certified Public Accountant in California, a member of the American Institute of CPAs and a graduate of California State University, San Jose with a Bachelor of Science degree in Business Administration (Accounting).

Ms. Mary Chow has served as our Vice President of Supply Chain Management since May 2006. Prior to that, from September 2003, Ms. Chow initially served as Director of Human Resources and later as Director of Customer Service at Merix Corporation, a global supplier of advanced technology and time critical printed circuit boards to Original Equipment Manufacturers and Electronic Manufacturing Services providers. From July 1993 to March 2001, Ms. Chow held various positions, including Director of Human Resources, Director of Logistics and Materials Control, and Director of Customer Service at QPL International Holdings Limited, a global supplier of leadframes for the semiconductor industry. Ms. Chow has extensive experience in Customer Service, Logistics, Inventory Management, Information Technology, and Human Resource Management. She has a Bachelor of Science and a Master in Business Administration from Case Western Reserve University.

Mr. Splendid Zuo has served as Vice President and General Manager of our principal operating subsidiary, Peak Plastic & Metal Products (International) Limited, since August 2005. Mr. Zuo graduated from Cheng Du Science & Technology University with a major in polymer and molding design, and holds an MBA from Massey University, New Zealand. Mr. Zuo joined Peak in 1994 as a qualification engineer and since then has held increasingly responsible positions, including Manager of Process Engineering and Vice President of Engineering.

Mr. Chris Buckley has served as our Vice President of Sales since October 2006. Prior to joining Peak in July 2006 as our Vice President of Sales for Southeast Asia, Mr. Buckley was Vice President and General Manager of QPL Limited, an ISO certified integrated circuit leadframe manufacturing facility and a wholly-owned subsidiary of QPL International Holdings. Mr. Buckley was responsible for sales and customer service throughout Southeast Asia. Mr. Buckley also served at MCT Incorporated, a world leader in semiconductor backend automation, as Senior Vice President of Worldwide Sales and Marketing. Mr. Buckley also directed sales and marketing functions in the Southeast Asia region for CHIPPAC Incorporated and ASAT Limited, a Hong Kong company engaged in the back end assembly of semiconductors. Mr. Buckley holds a Bachelor of Science degree in Economics from Santa Clara University in Santa Clara, California.

There are no family relationships between any directors or executive officers of the Company.

CORPORATE GOVERNANCE

The Board of Directors held five regular meetings, two special meetings, and acted by written consent two times during the fiscal year ended March 31, 2007 (“fiscal 2007”). The Board has three committees: the Audit Committee, the Compensation and Stock Option Committee, and the Nominating Committee. During fiscal 2007, neither the Compensation and Stock Option Committee nor the Nominating Committee met on its own; however, the Compensation and Stock Option Committee did meet in executive session as part of meetings of the Board. The Audit Committee met four times during fiscal 2007. Each director has attended at least 75% of the aggregate of all Board meetings and meetings of the committees of which he or she is a member. In 2006, three of our five directors then serving on the Board attended the Company’s 2006 Annual General Meeting of Shareholders. The Company does not have a policy on director attendance at the Company’s Annual General Meetings.

Director Independence

The Board of Directors has determined that the following directors are “independent” under the rules of the Nasdaq Global Market: Douglas Broyles and Christine Russell. The Board of Directors has also determined that each of the members of each committee of the Board of Directors meets the independence requirements applicable to such committee under the Nasdaq and SEC rules and regulations.

Board Committees

Audit Committee.    The Board of Directors formed the Audit Committee in February 1997. The Board has approved a charter for this committee that can be found on the Company’s website under the Investor Relations link. The Board has determined that each director who serves on this committee (and served on this committee during fiscal 2007) is “independent,” as that term is defined by applicable listing standards of the Nasdaq Global Market and SEC rules and regulations. The Audit Committee contains at least one “audit committee financial expert.” The name of the Audit Committee financial expert is Christine Russell, and the Board of Directors has determined that she is “independent” as that term is defined in Item 7(d)(3)(iv) of Schedule 14A of the Securities and Exchange Act of 1934, as amended. The primary role of the Audit Committee is to review the results and scope of the annual audit and other services provided by the Company’s independent registered public accounting firm, to review and evaluate the Company’s internal financial reporting system and control functions, to monitor transactions between the Company and its directors, officers, employees and other related parties and to review other matters relating to the relationship of the Company with its auditors. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements. However, the Audit Committee does consult with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to Shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. The Audit Committee also meets with the independent registered public accounting firm, with and without management present, to discuss their evaluations of the Company’s internal controls, the results of their examination(s) and the overall quality of the Company’s financial reporting.

During fiscal 2007, the members of the Audit Committee were independent directors Christine Russell (Chairperson), Douglas Broyles and Thomas Gimple. On May 14, 2007, Mr. Gimple resigned from his position as a member of the Board and all of its committees. The resignation of Mr. Gimple was not the result of any disagreement with the Company. As a result of Mr. Gimple’s resignation, the Company’s Audit Committee does not meet the requirement of Nasdaq Rule 4350(d)(2)(A) for three independent members, and the Company is out of compliance with Nasdaq Rule 4350(c)(1), which requires a majority of independent directors. The Company is relying on the cure periods set forth in Nasdaq Rules 4350(d)(4)(B) and 4350(c)(1), which allow the Company to cure such non-compliance within 180 days following Mr. Gimple’s resignation. The Company has notified Nasdaq of such circumstances as required by the applicable Nasdaq rules. On May 29, 2007, Nasdaq formally gave written notice to the Company regarding the Company’s noncompliance with the requirement to have three independent directors on its Audit Committee as required by Nasdaq Marketplace Rule 4350. In the letter, Nasdaq confirms that the Company has a cure period to regain compliance, which shall be:

•	“until the earlier of the Company’s next annual shareholders’ meeting or May 14, 2008; or

•	if the next annual shareholders’ meeting is held before November 12, 2007, then the Company must evidence compliance no later than November 12, 2007.”

The Company intends to regain compliance within the time periods set forth above.

Compensation and Stock Option Committee.    The Board of Directors formed the Compensation and Stock Option Committee (originally called the Compensation Committee) (the “Compensation Committee”) in February 1997. The Board has approved a charter for this committee that can be found on the Company’s website under the Investor Relations link. The Board has determined that each director who serves on this committee (and served on this committee during fiscal 2007) is “independent,” as that term is defined by applicable listing standards of the Nasdaq Global Market and SEC rules and regulations. The role of the Compensation Committee is to make recommendations to the Board of Directors relating to salaries and other compensation for the Company’s directors, officers and employees and to administer the employee share option and stock purchase plans. During fiscal 2007, the Compensation Committee was composed of directors Douglas Broyles (Chairperson), Thomas Gimple and Christine Russell. On May 14, 2007, Mr. Gimple resigned from his position as a member of the Board and all of its committees. The resignation of Mr. Gimple was not the result of any disagreement with the Company.

Nominating Committee.    The Board of Directors formed a formal Nominating Committee in May 2005. The Board has approved a charter for this committee that can be found on the Company’s website under the Investor Relations link. The Nominating Committee recommends nominees for election as directors to the full Board of Directors. The Board has determined that each director who serves on this committee (and served on this committee during fiscal 2007) is “independent,” as that term is defined by applicable listing standards of the Nasdaq Global Market and SEC rules and regulations. Prior to the formation of the Nominating Committee, the Board had the independent directors (based on the Nasdaq definition of independence) on the Board make recommendations to the full Board regarding candidates for nomination and the size and composition of the Board. During fiscal 2007, the Nominating Committee was composed of directors Douglas Broyles, Thomas Gimple (Chairperson) and Christine Russell. On May 14, 2007, Mr. Gimple resigned from his position as a member of the Board and all of its committees. The resignation of Mr. Gimple was not the result of any disagreement with the Company. In May 2007, the Board of Directors elected Russell Silvestri, and reelected Douglas Broyles and Christine Russell, as members of the Nominating Committee. During fiscal 2007, Mr. Gimple was the Chairperson of the Nominating Committee; the Nominating Committee has not yet elected a new Chairperson.

Compensation of Directors

The following table summarizes director compensation during fiscal year 2007:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards(3)(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Douglas Broyles	$30,500	—	$27,316	—	—	—	$57,816
Thomas Gimple(5)	$31,000	—	$24,102	—	—	—	$55,102
Christine Russell	$30,500	—	$28,922	—	—	—	$59,422
Russell Silvestri	—	—	—	—	—	—	—

(1)	Chairpersons and directors who are also employees or are not independent directors of the Company and its affiliates receive no remuneration for serving as directors, but are reimbursed for all expenses incurred in connection with service as a member of the Board. Accordingly, Dean Personne, the Company’s President and Chief Executive Officer, is not included in this table because he is an employee of the Company and receives no extra compensation for his services as a director. The compensation received by Mr. Personne as an employee of the Company is shown in the Summary Compensation Table and the three stock-option-related tables below. The Board does not consider Mr. Silvestri an “independent” member of the Board under the Nasdaq and SEC rules and regulations.
(2)	As amended in May 2004, during fiscal 2007, each director of the Company who is not an employee and is an independent director of the Company and its affiliates received an annual fee of $25,000 plus a fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended. All independent directors who provide services to the Company or act to discharge their duties were paid $1,500 per day plus actual expenses.
(3)	The amounts included in the “Option Awards” column represent the compensation cost recognized by the Company in fiscal 2007 related to stock option awards to directors, computed in accordance with Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Notes 4 and 24 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.
(4)	As amended in May 2004, during fiscal 2007, each director of the Company who is not an employee and is an independent director of the Company or its affiliates was awarded on September 7, 2006 a fully vested option to purchase 10,000 Shares at a purchase price determined on the date of grant in accordance with the applicable stock option plan. Each member of the Audit Committee was granted an additional fully vested option to purchase 5,000 Shares at a purchase price determined on September 7, 2006, the date of grant in accordance with the applicable stock option plan. The chairpersons of the Compensation and Stock Option Committee and the Audit Committee were granted an additional fully vested option to purchase 2,000 Shares and 3,000 Shares, respectively, at a purchase price determined on September 7, 2006, the date of grant in accordance with the applicable stock option plan. The total number of Shares subject to options granted in any one year to any non-employee director shall not exceed an aggregate of 20,000 Shares. As of March 31, 2007, the following independent directors held options to purchase the respective number of Shares of the Company’s Common Stock: Douglas Broyles 134,000, Thomas Gimple 75,000, and Christine Russell 124,000.
(5)	Mr. Gimple retired from the Board of Directors on May 14, 2007.

Director Nominations

As described above, the Nominating Committee recommends nominees for election as directors to the full Board of Directors. The Nominating Committee will consider proposals for nomination from Shareholders that are made in writing to the Company’s Secretary, that are timely received and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. The Board has approved a charter for this committee that can be found on the Company’s website under the Investor Relations link.

Criteria for Board Membership.    The Board of Directors and the Nominating Committee have as an objective that the Board’s membership be composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating Committee will recommend candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all Shareholders. The Nominating Committee believes that a nominee for director must have the following specific, minimum qualifications: (i) experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, (ii) high personal and professional ethics, and (iii) the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director.

Other than the foregoing there are no stated minimum criteria for director nominees. The Company believes, however, that it is appropriate for at least one, and preferably multiple members of the Board, to meet the criteria for an “audit committee financial expert” as defined by the SEC, and that a majority of the members of the Board meet the definition of “independent director” under the rules of the Nasdaq Global Market. The Company also believes that it is appropriate for certain key members of management to participate as members of the Board.

The Nominating Committee reviews annually the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. Candidates considered for nomination to the Board may come from several sources, including current and former directors, professional search firms and Shareholder nominations. Nominees for director are evaluated by the Nominating Committee, who may retain the services of a professional search firm to assist them in identifying or evaluating potential nominees.

Shareholder Nominees.    The Nominating Committee will consider written proposals from Shareholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bye-laws of the Company and under the caption “Shareholder Proposals for 2008 Annual General Meeting” below.

Process for Evaluating Nominees.    The Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the Shareholders, as appropriate.

Shareholder Communication with the Board of Directors

Shareholders may send communications to the Board or individual Board members to the principal executive offices of the Company, Flat E & F, 19/F., CDW Building, 388 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong, Attn: Ronald Tan, Assistant Secretary. You must include your name and address in the written communication and indicate whether you are a Shareholder of the Company. The Company will compile all such communications and forward them to the appropriate director or directors based on the subject matter or to the individual director or directors to whom such communication is addressed.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board consisted of Mr. Broyles, Ms. Russell and Mr. Gimple during fiscal 2007 and consists of Mr. Broyles and Ms. Russell since May 14, 2007. Neither Mr. Broyles, Ms. Russell nor Mr. Gimple is an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Code of Ethics

Peak has adopted a Code of Ethics that applies to all Peak employees, including Peak’s principal executive officer, its principal financial officer, its principal accounting officer, and persons performing similar functions. This Code of Ethics is available free of charge on the Peak public website (www.peakinternational.com) under the Investor Relations link. Future amendments or waivers relating to the provisions of the Code of Ethics to our Chief Executive Officer or Chief Financial Officer that require disclosure under applicable SEC rules will be disclosed on the webpage referenced in this paragraph within five (5) business days following the date of such amendment or waiver.

PROPOSAL NO. 2

REMUNERATION OF DIRECTORS

The Board of Directors seeks Shareholder approval to authorize the Board of Directors to fix the remuneration of the directors with respect to their service to the Company as directors. Information regarding the remuneration paid to directors during fiscal 2007 is set forth under “Corporate Governance—Compensation of Directors” above.

Required Vote

Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE REMUNERATION FOR THE DIRECTORS.

COMPENSATION DISCUSSION AND ANALYSIS

During the fiscal year ended March 31, 2007, the Compensation and Stock Option Committee of the Board of Directors of the Company (the “Compensation Committee”) was comprised of three independent directors: Douglas Broyles, Christine Russell and Thomas Gimple. Mr. Gimple resigned from the Board of Directors and each of its committees on May 14, 2007. The Compensation Committee reviews and sets the base salary and incentive compensation of the Company’s Chief Executive Officer and Chief Financial Officer, makes recommendations concerning base salaries and incentive compensation for all other officers of the Company and authorizes the grant of stock options.

Compensation Philosophy

The Company’s executive compensation program is generally designed to align the interests of executives with the interests of Shareholders and to reward executives for achieving corporate objectives. The executive compensation program is also designed to attract and retain the services of qualified executives.

Key Elements of Executive Compensation

Executive compensation currently consists of a base salary, bonuses, stock options, and other compensation and benefit programs generally available to other employees.

Base Salary.    Base salary levels for the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and other executive officers are intended to compensate executives competitively. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and compensation levels in relevant markets for comparable talent. Base salaries for executives are reviewed from time to time by the Compensation Committee.

Bonuses.    The Company did not adopt an executive bonus plan for fiscal 2007 and has not adopted an executive bonus plan for fiscal 2008. However, the Company may elect to pay bonuses to Dean Personne and Mary Chow for fiscal 2008, if such employees are employed by the Company at such time, as described in footnotes 4 and 7 of the “Summary Compensation Table” below. The Company may also pay a bonus to Chris Buckley, as described in footnote 8 of the “Summary Compensation Table” below.

Stock Options.    The Company provides long-term equity incentives to its executive officers and to other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of the Company. Stock options are generally granted at an exercise price equal to 100% of the fair market value on the date of grant, have a four-year term and generally vest in quarterly installments over thirty-six months. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company’s Common Stock, this portion of the executives’ compensation is directly aligned with an increase in shareholder value. The Compensation Committee believes that primary stock options granted to executive officers are generally in conjunction with the executive officer’s acceptance of employment with the Company. When determining the number of stock options to be awarded to an executive officer, the Compensation Committee considers the executive’s current contribution to the Company’s performance, the executive’s anticipated contribution in meeting the Company’s long-term goals and comparisons to formal and informal surveys of stock option grants made by other companies. The Compensation Committee also reviews stock option levels for executive officers each fiscal year in light of long-term objectives and each executive’s current and anticipated contributions to the Company’s future performance.

The stock options granted in fiscal 2007 to our Named Executive Officers are listed in the “Grants of Plan-Based Awards” table below. A summary of all options held by our Named Executive Officers as of the end of fiscal 2007 are listed in the “Outstanding Equity Awards at Fiscal Year-End” table below.

The Company does not have stock ownership or retention guidelines for its officers or directors. However, our Named Executive Officers, along with directors and other key employees, are subject to the Company’s special trading policy, which prohibits insiders’ trading in the Company’s stock during the period beginning two weeks before the end of each fiscal quarter until three days after publication of the Company’s disclosure of material information.

Benefits.    All of our officers are eligible to participate in our employee benefit plans as appropriate in accordance with their respective places of employment. Our CEO participates in the Company’s U.S. health benefits plans although he is currently the only employee who has enrolled in the Company’s U.S. international medical coverage plan. However, because our CFO is not eligible to participate in the Company’s U.S. health benefit plans, the Company reimburses 90% of Mr. Supan’s monthly premium for individual coverage to enable Mr. Supan to continue his and his spouse’s U.S. individual health care plan. The amount that is reimbursed by the Company is approximately equal to what the Company’s cost would be if Mr. Supan were able to participate in the Company’s U.S. health benefit plans.

Other Compensation.    The Company provides our CEO and CFO with a limited level of perquisites, in addition to the executive officer health care benefits. The Company has agreed to annually compensate our CEO and CFO by an amount (the “Annual Tax Compensation”) to fully equalize for the taxes paid by our CEO and CFO in connection with such employee’s housing subsidized by the Company pursuant to “The Tax Increase Prevention Reconciliation Act of 2005”. The Annual Tax Compensation is to be determined by an independent qualified tax professional acceptable to the Company. The Annual Tax Compensation to be paid by the Company for fiscal 2007 has not yet been determined.

Because the Company determined that a car allowance in the PRC would be prohibitively expensive, the Company also provides the Named Executive Officers with transportation services. The Named Executive Officers mainly use this benefit for commuting between their homes and either the Company’s headquarters in Hong Kong or the factory in Shenzhen, the PRC. The Named Executive Officers use this benefit infrequently for non-business related, personal use. Furthermore, the transportation services are available to the Company’s other employees and members of the Board, as well as certain consultants and business contacts, when they are not being used by the Named Executive Officers.

Severance Agreements.    The Company is obligated to pay severance or other enhanced benefits to our Named Executive Officers upon termination of their employment under certain circumstances. Information regarding these arrangements is provided in the section “Potential Payments Upon Termination or Change-in-Control” below.

Tax Deductibility of Executive Compensation

In making compensation decisions affecting the executive officers, the Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its CEO and any other of its four most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s Shareholders. In general, it is the Compensation Committee’s policy to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws.

The Compensation Committee does not presently expect total cash compensation to exceed the $1 million limit for any individual executive officer of the Company. In addition, realized gains on the exercise of non-statutory stock options may also qualify for the exemption from the tax deduction limit under Section 162(m) as performance-based compensation if certain conditions under Section 162(m) are met. After consideration of the requirements of Section 162(m), the Compensation Committee believes that non-statutory stock option grants to date meet the requirement that such grants be “performance-based.”

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Summary Compensation Table sets forth certain information regarding compensation earned for services rendered to the Company during fiscal 2007 by the Company’s Chief Executive Officer, Chief Financial Officer and the next three most highly compensated officers other than the Chief Executive Officer as of the end of the fiscal year ended March 31, 2007. Collectively, these are the “Named Executive Officers”.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Dean Personne,	2007	$300,000	$25,000	—	$145,000	—	—	$153,447	(2)	$611,447
President and Chief Executive Officer(4)

John Supan,	2007	$166,667	—	—	$36,892	—	—	$75,979	(3)	$271,538
Chief Financial Officer(5)

Splendid Zuo, Vice President and General Manager of Factory Operations(6)	2007	$146,225	—	—	$35,084	—	—	—		$181,309

Mary Chow, Vice President of Supply Chain Management(7)	2007	$122,343	$7,923	—	$26,105	—	—	—		$156,371

Chris Buckley, Vice President of Sales(8)	2007	$130,017	—	—	$22,490	—	—	—		$152,507

(1)	The value of the stock and option awards has been computed in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that the Company recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period. For more information, see Notes 4 and 24 in the Notes to Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.
(2)	All Other Compensation for Mr. Personne for fiscal 2007 includes amounts paid or reimbursed for health care benefits ($19,396), amounts paid for housing expenses pursuant to Mr. Personne’s employment agreement ($122,051), and approximate amounts paid for personal transportation services ($12,000).
(3)	All Other Compensation for Mr. Supan for fiscal 2007 includes amounts paid or reimbursed for health care benefits ($3,364), amounts paid for housing expenses pursuant to Mr. Supan’s employment agreement ($64,615), and approximate amounts paid for personal transportation services ($8,000).
(4)

Mr. Personne’s employment as the Company’s President and Chief Executive Officer commenced on April 1, 2006. On May 30, 2007, the Company entered into an addendum to employment agreement with Mr. Personne to increase Mr. Personne’s monthly base salary from US$25,000 to US$27,500 plus a 13th month bonus equal to the monthly salary provided that Mr. Personne is employed by the Company at the time the Company elects to pay the bonus. The salary adjustment was effective retroactively to May 14, 2007.

(5)	Mr. Supan’s employment as the Company’s Chief Financial Officer commenced on August 1, 2006. Mr. Supan’s association with the Company commenced May 1, 2006 as a consulting principal with Financial Leadership Group, LLC (“FLG”), a firm he joined in late 2005, which provides CFO level services to both private and public companies. From May 1, 2006 to July 31, 2006, Mr. Supan served as an interim CFO consultant of the Company. On May 1, 2006, the Company entered into a consulting agreement with FLG pursuant to which FLG was paid $20,833 per month for an aggregate total of $62,499 as compensation for its services. FLG provided one of its members, Mr. Supan, to provide services typical of a Chief Financial Officer of a Nasdaq-listed company at the Company’s headquarters in Hong Kong, in Shenzhen, PRC, and other facilities of the Company. As a member of FLG, Mr. Supan participates in the financial results of FLG. On May 30, 2007, the Company entered into an addendum to employment agreement with Mr. John Supan to increase Mr. Supan’s annual base salary from US$250,000 to US$262,500 in twelve equal monthly payments. The salary adjustment was effective retroactively to May 14, 2007.

(6)	Mr. Zuo’s employment as the Company’s Vice President and General Manager of Factory Operations commenced on August 9, 2005. His employment agreement, as amended through August 23, 2006, provides that Mr. Zuo’s monthly salary is RMB108,160 (approximately US$14,300), effective as of August 1, 2006.
(7)	Ms. Chow’s employment as the Company’s Vice President of Supply Chain Management commenced on April 24, 2006. Pursuant to the employment agreement, Ms. Chow will be paid a monthly salary of US$11,852 and will be eligible for a bonus of up to one and a half months’ salary if she is still employed by the Company at the time the Company elects to pay the bonus.
(8)	Mr. Buckley’s employment as the Company’s Vice President of Sales for Southeast Asia commenced on July 7, 2006. Pursuant to the employment agreement, as amended through June 1, 2007, Mr. Buckley will be paid a monthly basic salary of SG$23,800 (approximately US$15,700) and a commission based on the Company’s sales. For fiscal 2007, Mr. Buckley was not entitled to any commission as the Company’s sales did not exceed the commission threshold.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to the Named Executive Officers during the fiscal 2007. The exercise price in all cases is equal to 100% of the fair market value of the Shares on the date of grant.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
		Thresh -old ($)	Target ($)	Maxi- mum ($)	Thresh -old (#)	Target (#)	Maxi- mum (#)
Dean Personne	—	—	—	—	—	—	—	—	—	—	—
John Supan	7/12/06	—	—	—	—	—	—	—	125,000	2.95	$156,250
Splendid Zuo	—	—	—	—	—	—	—	—	—	—	—
Mary Chow	5/16/06	—	—	—	—	—	—	—	90,000	3.09	$122,400
Chris Buckley	7/10/06	—	—	—	—	—	—	—	75,000	3.06	$95,250

(1)	All options were granted under the Company’s 1998 Share Option Plans. Unless otherwise noted, the options vest quarterly over a three-year period from the grant date. The options have a term of four years, subject to earlier termination if the officer leaves the Company. Vesting of the options is subject to acceleration under the circumstances described under “Potential Payments Upon Termination or Change-in-Control.”
(2)	The value of the stock and option awards has been computed in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that the Company recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period. For more information, see Notes 4 and 24 in the Notes to Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding equity awards held by the Named Executive Officers at the end of fiscal 2007. Value at fiscal year end is measured as the difference between the exercise price and fair market value on March 31, 2007, which was $2.76.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dean Personne	87,500	62,500	—	$3.410	7/17/09	—	—	—	—
Dean Personne	37,500	112,500	—	$3.345	2/28/10	—	—	—	—
John Supan	31,250	93,750	—	$2.950	10/9/10	—	—	—	—
Splendid Zuo	22,917	2,083	—	$4.100	3/31/09	—	—	—	—
Mary Chow	22,500	67,500	—	$3.090	8/13/10	—	—	—	—
Chris Buckley	12,500	62,500	—	$3.060	10/7/10	—	—	—	—

(1)	All such options vest 33% per year (on a quarterly basis) for 3 years from the date of grant.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised any options during fiscal 2007. Furthermore, the Company does not grant stock awards so our Named Executive Officers did not acquire any Shares of Common Stock upon vesting during fiscal 2007.

Pension Benefits

The Company does not maintain a pension benefits plan.

Nonqualified Deferred Compensation

The Company does not maintain a nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into employment agreements with each of its Named Executive Officers, which provide, among other things, for potential payments upon termination of or change-in-control transactions as described below. The Company’s obligation to make any of the termination payments to a Named Executive Officer is subject to the employee’s execution of a general release of claims in favor of the Company.

Dean Personne.    Mr. Personne’s employment agreement, as amended through May 30, 2007, provides for a lump-sum severance payment in an amount equal to the greater of (a) US$450,000 or (b) 18 months of base salary, unused vacation pay, and the vesting of all stock options which would have vested within 18 months after the date of termination, with such options remaining exercisable for one year. In addition, the Company must continue to pay, for a period of one year, the premiums for and continue the medical benefits provided to Mr. Personne as they exist at the time of termination. Mr. Personne shall not be eligible to receive the severance payment in the event that his employment is terminated (1) as a result of his conviction of a felony involving dishonesty, (2) by the Company for good cause, (3) as a result of a material breach of his employment agreement, (4) as a result of his death or disability, or (5) as a result of his own resignation, unless such resignation was a result of a reduction by the Company of Mr. Personne’s base salary to less than US$300,000 per year. If Mr. Personne’s employment is terminated by the Company without good cause or by Mr. Personne with good reason, which is defined as resignation as a result of a reduction in base salary, and such termination or resignation occurs in anticipation of or within two years following a change-in-control or liquidation of the Company, in addition to a severance package as described above, all stock options held by Mr. Personne shall immediately vest in full and remain exercisable for a period of one year.

John Supan.    Mr. Supan’s employment agreement, as amended through May 30, 2007, provides for a lump-sum severance payment in an amount equal to the greater of (a) US$187,500 or (b) 9 months of base salary, unused vacation pay, and the vesting of all stock options which would have vested within 18 months of the date of termination, with such options remaining exercisable for one year. Mr. Supan shall not be eligible to receive the severance payment in the event his employment is terminated (1) as a result of his conviction of a felony involving dishonesty, (2) by the Company for good cause, (3) as a result of a material breach of the employment agreement, (4) as a result of his death or disability, or (5) as a result of his resignation, unless such resignation is a result of a reduction by the Company of Mr. Supan’s base salary to less than the greater of either US$250,000 per year or his future base salary. If Mr. Supan’s employment is terminated by the Company without good cause or by Mr. Supan with good reason, which is defined as resignation as a result of a reduction in base salary, and such termination or resignation occurs in anticipation of or within two years following a change-in-control or liquidation of the Company, in addition to a severance package as described above, all stock options held by Mr. Supan shall immediately vest in full and remain exercisable for a period of one year.

Splendid Zuo.    Mr. Zuo’s employment agreement, as amended through August 23, 2006, provides that in the event the Company terminates Mr. Zuo’s employment for convenience and not for cause, the Company shall pay him three months’ salary and an amount equal to a maximum of 12 months’ salary, being the long service payment that would have been payable under the laws of the PRC had he remained in the employ of the Company’s factory in Shenzhen, the PRC, which is operated pursuant to a processing agreement with an unaffiliated party.

Mary Chow.    Ms. Chow’s employment agreement provides for a lump-sum severance payment in an amount equal to the greater of (a) US$35,556 or (b) 3 months of base salary, unused vacation pay, and the vesting of all stock options which would have vested within 18 months of the date of termination, with such options remaining exercisable for one year. Ms. Chow shall not be eligible to receive the severance payment in the event that her employment is terminated (1) as a result of her conviction of a felony involving dishonesty, (2) by the Company for good cause, (3) as a result of a material breach of her employment agreement, (4) as a result of her death or disability, or (5) as a result of her own resignation, unless such resignation was a result of a reduction by the Company of Ms. Chow’s base salary to less than US$160,000 per year. If Ms. Chow is terminated without good cause or resigns with good reason and such termination or resignation occurs in anticipation of or within two years following a change-in-control or liquidation of the Company, in addition to a severance package as described above, all stock options held by Ms. Chow shall immediately vest in full and remain exercisable for a period of one year.

Chris Buckley.    Mr. Buckley’s employment agreement, as amended through June 1, 2007, provides that Mr. Buckley’s employment may be terminated by the Company for convenience on not less than 3 months’ written notice or payment of base compensation in lieu of such notice, or a combination thereof. Mr. Buckley shall not receive such benefit if his termination is due to a material breach of the Company’s Code of Ethics.

The table below shows the value of payments and benefits the Named Executive Officers are entitled to receive upon certain terminations of employment or in the event of a change in control.

Post Termination or Change in Control Incremental Value Transfer

Name	Payment Trigger Event	Salary Severance		Bonus Severance	Benefits/ Perquisites	Equity Acceleration(4)	Tax Gross-Up	Total Value
Dean Personne	Voluntary Termination	—		—	—	—	—	—
	Termination for Good Cause(1)	—		—	—	—	—	—
	Involuntary Termination(2) not in anticipation of or after 2 years following a Change in Control(3)	$495,000		—	$11,202	—	—	$495,000
	Involuntary Termination in anticipation of or within 2 years following a Change in Control	$495,000		—	$11,202	—	—	$495,000
	Change in Control Only	—		—	—	—	—	—
John Supan	Voluntary Termination	—		—	—	—	—	—
	Termination for Good Cause(1)	—		—	—	—	—	—
	Involuntary Termination(2) not in anticipation of or after 2 years following a Change in Control(3)	$196,875		—	—	—	—	$196,875
	Involuntary Termination in anticipation of or within 2 years following a Change in Control	$196,875		—	—	—	—	$196,875
	Change in Control Only	—		—	—	—	—	—
Splendid Zuo	Voluntary Termination	—		—	—	—	—	—
	Termination for Good Cause(1)	—		—	—	—	—	—
	Involuntary Termination(2) not in anticipation of or after 2 years following a Change in Control(3)	$214,157	(5)	—	—	—	—	$214,157
	Involuntary Termination in anticipation of or within 2 years following a Change in Control	$214,157	(5)	—	—	—	—	$214,157
	Change in Control Only	—		—	—	—	—	—
Mary Chow	Voluntary Termination	—		—	—	—	—	—
	Termination for Good Cause(1)	—		—	—	—	—	—
	Involuntary Termination(2) not in anticipation of or after 2 years following a Change in Control(3)	$35,556		—	—	—	—	$35,556
	Involuntary Termination in anticipation of or within 2 years following a Change in Control	$35,556		—	—	—	—	$35,556
	Change in Control Only	—		—	—	—	—	—
Chris Buckley	Voluntary Termination	—		—	—	—	—	—
	Termination for Good Cause(1)	—		—	—	—	—	—
	Involuntary Termination(2) not in anticipation of or after 2 years following a Change in Control(3)	$47,053	(6)	—	—	—	—	$47,053
	Involuntary Termination in anticipation of or within 2 years following a Change in Control	$47,053	(6)	—	—	—	—	$47,053
	Change in Control Only	—		—	—	—	—	—

(1)	“Good Cause” is generally defined under the employment agreements as (i) the employee’s conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) action by the employee involving personal dishonesty (including without limitation any failure to declare or pay income taxes in any jurisdiction in which employee shall be obligated to report income and/or to pay such taxes), theft or fraud in connection with the employee’s duties as an officer of the Company, or (iii) a breach of any one or more material terms of the employment agreement (including but not limited to the confidentiality and non-solicitation provisions contained herein.)
(2)	“Involuntary Termination” means termination of employment by the Company without Good Cause or by the employee with Good Reason, which is generally defined as resignation in connection with the reduction of the employee’s base salary below a pre-determined level.
(3)	“Change in Control” of the Company is generally defined under the employment agreements as any transaction or series of transactions in which any of the following occurs:
(i)	the acquisition by any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or by the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities,
(ii)	the consummation of a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(iii)	the consummation of a plan of complete liquidation of the Company or of the sale or disposition by the Company of all or substantially all of the Company’s assets.
(4)	Assumes a per share price of $2.76, the closing price for a Share of the Company’s Common Stock on March 31, 2007. Because the exercise prices of all of the options held by our Named Executive Officers on March 31, 2007 were higher than $2.76 per Share, the value of equity acceleration was nil.
(5)	Based on three months’ salary and an amount equal to a maximum of 12 months’ salary, being the long service payment that would have been payable under the laws of the PRC had Mr. Zuo remained in the employ of the Company’s factory in Shenzhen, the PRC, which is operated pursuant to a processing agreement with an unaffiliated party. The monthly salary of RMB108,160 is converted to US$ at rate of RMB1 to the equivalent of US$0.132.
(6)	Based on three months’ base compensation of SG$23,800 per month converted to US$ at rate of SG$1 to the equivalent of US$0.659.

Equity Compensation Plan Information

The following chart gives aggregate information regarding grants under all equity compensation plans of Peak as of March 31, 2007:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
1997 Share Option Plan	111,695	$6.04382	—
1998 Share Option Plan	1,336,370	$4.15163	1,496,411
2000 Employee Stock Purchase Plan(1)	—	—	414,941

Total	1,448,065	$4.29758	1,911,352

(1)	Shares available for sale pursuant to the Company’s 2000 Employee Stock Purchase Plan. Shares of Common Stock will be purchased at a price equal to 85% of the fair market value per Share of Common Stock on either the first day preceding the offering period or the last date of the accumulation period, whichever is less. On January 1, 2005, the Company suspended the offering periods under the Plan.

REPORT OF THE COMPENSATION AND STOCK OPTION

COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in the following report of the Compensation and Stock Option Committee of our Board of Directors shall not be deemed to be “soliciting material” or “ filed” with the SEC except to the extent that Peak International Limited specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation and Stock Option Committee of the Board of Directors of Peak International Limited has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation and Stock Option Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation and Stock Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation and Stock Option Committee:

COMPENSATION AND STOCK OPTION COMMITTEE

Douglas Broyles

Christine Russell

July 30, 2007

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended March 31, 2007, which include our consolidated balance sheets as of March 31, 2007 and March 31, 2006, and the related consolidated statements of operations, shareholders equity and cash flows for each of the three years in the period ended March 31, 2007, and the notes thereto. During the fiscal year ended March 31, 2007, the Audit Committee was composed of three independent directors.

The Audit Committee is primarily responsible for reviewing the services performed by the Company’s independent registered public accounting firm and internal finance department, evaluating the Company’s accounting policies and its system of internal controls and reviewing significant financial transactions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found on the Company’s website under the Investor Relations link.

The Audit Committee recommends to the Board of Directors, subject to Shareholder approval, the selection of an accounting firm to be engaged as the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management has primary responsibility for preparing financial statements and is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with the Company’s independent registered public accounting firm. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters to be discussed by Statement of Accounting Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications. The Audit Committee has also received the written disclosures and letter from the Company’s independent registered public accounting firm in accordance with the Independence Standards Board Standard No. 1, and has discussed with the Company’s independent registered public accounting firm its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee has instructed the independent registered public accounting firm that it expects to be advised if there are any subjects that require special attention.

The Audit Committee considers at least annually whether the provision of non-audit services by BDO McCabe Lo Limited is compatible with maintaining auditor independence. The Audit Committee has concluded that the independence of BDO McCabe Lo Limited is not compromised by the services provided. The Audit Committee and the Board of Directors have also recommended, subject to Shareholder approval, the selection of BDO McCabe Lo Limited as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2008.

AUDIT COMMITTEE

Douglas Broyles

Christine Russell

July 30, 2007

STOCK PRICE PERFORMANCE GRAPH

In accordance with the rules of the Securities and Exchange Commission, the following graph compares the cumulative total return of the Company, the Russell 2000 Index and the Dow Jones US Containers and Packaging Index. The total return assumes $100 invested in the Company’s Shares, the Russell 2000 Index and the Dow Jones US Containers and Packaging Index on March 31, 2002 and includes reinvestment of dividends.

The comparative performance of the Company’s Shares against the indexes as depicted in this graph is dependent on the price of stock at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Company’s Shares may vary based on the strength or weakness of the share price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe that this graph should be considered as the sole indicator of the Company’s performance and is not necessarily indicative of future performance.

	3/02	3/03	3/04	3/05	3/06	3/07
Peak International Ltd	100.00	45.00	87.50	41.00	34.50	34.50
Russell 2000	100.00	73.04	119.66	126.13	158.73	168.11
Dow Jones US Containers & Packaging	100.00	83.11	108.25	127.99	131.37	155.45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Shares as of July 13, 2007, for:

(i) each person known by the Company to beneficially own more than 5% of the outstanding Shares;

(ii) each of the Company’s current directors and nominees;

(iii) each of the Company’s officers named under “Executive Compensation and Related Information—Summary Compensation Table;” and

(iv) all current directors and Named Executive Officers as a group.

Ownership information is based solely on information furnished by the respective individuals or entities, as the case may be. Amounts appearing in the table below include all Shares outstanding as of July 13, 2007 and all Shares issuable upon the exercise of options or warrants within 60 days thereafter. As of July 13, 2007, there were 12,423,306 Shares of the Company’s Common Stock issued and outstanding. Unless otherwise noted, the address of each of the Shareholders named below is the Company’s Hong Kong office.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
5% Shareholders
SKIRITAI Capital LLC(2) 388 Market Street, Suite 700 San Francisco, California 94111	2,472,132	19.9%
FMR Corp.(3) 82 Devonshire Street Boston, Massachusetts 02109	1,197,600	9.6
Quaker Capital Management Corporation(4) 401 Wood Street, Suite 1300 Pittsburgh, Pennsylvania 15222	1,036,310	8.3
Luckygold 18A Limited(5) Unit F, 17th Floor, CDW Building 388 Castle Peak Road Tsuen Wan, New Territories, Hong Kong	865,149	7.0
Aegis Financial Corporation(6) 1100 North Glebe Road, Suite 1040 Arlington, Virginia 22201	795,543	6.4
Costa Brava Partnership III L.P. (7) 420 Boylston Street Boston, Massachusetts 02116	767,800	6.2
Chadwick Capital Management LLC (8) 4510 Executive Drive, Suite 200 San Diego, California 92121	701,200	5.6
Current Directors and Executive Officers
Mr. Russell Silvestri(2)	2,472,132	19.9
Mr. Dean Personne(9)	175,000	1.4
Mr. Douglas Broyles(10)	134,000	1.1
Ms. Christine Russell(11)	121,000	*
Mr. John Supan(12)	52,083	*
Mr. Splendid Zuo(13)	25,000	*
Ms. Mary Chow(14)	37,500	*
Mr. Chris Buckley(15)	25,000	*
All current directors and executive officers as a group (8 persons)(16)	3,041,715	24.5%

*	Represents less than one percent of our outstanding stock
(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares subject to options held by that person that are currently exercisable or exercisable within 60 days after July 13, 2007 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing percent ownership of any other person.
(2)	Based solely on information provided on Amendment No. 4 to Schedule 13G filed by SKIRITAI Capital LLC, Leonidas Opportunity Fund L.P., Leonidas Opportunity Offshore Fund Ltd., Russell Silvestri and Lyron Bentovim on February 7, 2007. Leonidas Opportunity Fund L.P. beneficially owns 2,362,369 shares and Leonidas Opportunity Offshore Fund Ltd. owns 109,763 shares. SKIRITAI Capital LLC is serving as the General Partner of the Leonidas Opportunity Fund L.P. and the Investment Manager of the Leonidas Opportunity Offshore Fund Ltd. Russell R. Silvestri and Lyron L. Bentovim are managing directors of SKIRITAI Capital LLC.
(3)	Based solely on information provided on Amendment No. 6 to Schedule 13G filed by FMR Corp. on February 14, 2007. Includes 1,197,600 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., as a result of Fidelity acting as an investment adviser to various investment companies, including Fidelity Low Priced Stock Fund, which beneficially owns 997,600 shares. Edward C. Johnson III, chairman of FMR Corp. and members of his family which hold a controlling interest in FMR Corp., and FMR Corp. each have sole power to dispose of 1,197,600 shares. Voting power of the shares held by the Fidelity funds is held by the Board of Trustees of each of the various funds.
(4)	Based solely on information provided on Amendment No. 6 to Schedule 13G/A filed by Quaker Capital Management Corporation (“Quaker”) on December 31, 2006. Quaker is an investment adviser and has shared voting and shared dispositive power over 1,036,310 shares owned by its clients and held in accounts over which Quaker has discretionary authority.
(5)	Based solely on information provided on Amendment No. 6 to Schedule 13G filed by Luckygold 18A Limited on December 31, 2006. Mr. T. L. Li is the sole stockholder of Luckygold 18A Limited and has sole voting and investment power with respect to these shares.
(6)	Based solely on information provided on Schedule 13G filed by Aegis Finance Corporation (“AFC”) on December 31, 2006. William S. Berno is the Managing Director of AFC and has shared voting and shared dispositive power over 795,543 shares owned by AFC.
(7)	Based solely on information provided on Amendment No. 1 to Schedule 13G filed by Costa Brava Partnership III L.P. on December 31, 2006. Seth W. Hamot is the president of Roark, Rearden & Hamot LLC, which is the general partner of Costa Brava Partnership III L.P. Each of the parties listed in the immediately preceding sentence is referred to individually as a “Reporting Person” and collectively as the “Reporting Persons”. All of the shares of Common Stock, par value $0.01 per share that were beneficially owned by the Reporting Persons were held by Costa Brava Partnership III L.P.
(8)	Based solely on information provided on Schedule 13D filed by Chadwick Capital Management LLC (“CCM”) and Monarch Activist Partners L.P. (“Monarch”) on February 15, 2007. The managers of CCM are James M. Chadwick and Sohail Malad. CCM is the General Partner of Monarch and has sole voting and dispositive authority over Monarch’s accounts. CCM’s principal business is to provide asset management services to private investment funds.
(9)	Includes 175,000 shares subject to options which are currently exercisable or will become exercisable within 60 days after July 13, 2007.
(10)	Includes 134,000 shares subject to options which are currently exercisable or will become exercisable within 60 days after July 13, 2007.
(11)	Includes 121,000 shares subject to options which are currently exercisable or will become exercisable within 60 days after July 13, 2007.

(12)	Includes 52,083 shares subject to options which are currently exercisable or will become exercisable within 60 days after July 13, 2007.
(13)	Includes 25,000 shares subject to options which are currently exercisable or will become exercisable within 60 days after July 13, 2007.
(14)	Includes 37,500 shares subject to options which are currently exercisable or will become exercisable within 60 days after July 13, 2007.
(15)	Includes 25,000 shares subject to options which are currently exercisable or will become exercisable within 60 days after July 13, 2007.
(16)	Includes 569,583 shares subject to options which are currently exercisable or will become exercisable within 60 days after July 13, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company recognizes that transactions between the Company and any of its directors, officers and significant Shareholders or other related parties can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its Shareholders. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company reviews related party transactions on an ongoing basis and utilizes the Audit Committee to review and if appropriate approve or ratify, any such transactions in which the Company is or will be a participant potential conflicts of interest where appropriate. The Company’s policy is to conduct transactions with its affiliates on an arms-length basis.

Luckygold.    Mr. T. L. Li, the chairman of the Board of Directors until October 2001, through his beneficial ownership of all of the outstanding shares of Luckygold, owns approximately 7.0% of the Company. Mr. Li owns approximately 44% of the outstanding shares of QPL Holdings, a company incorporated under Bermuda law and listed on the Hong Kong Stock Exchange. QPL Holdings is a holding company of a group of semiconductor companies which includes QPL, QPL (U.S.) Inc. (f.k.a. Worltek International Limited) and Talent Focus Industries Limited and formerly included ASAT Limited and Newport Wafer-Fab Limited. A portion of the Company’s sales have been made to companies controlled by Mr. Li, which include QPL and other subsidiaries of QPL Holdings. ASAT is no longer a subsidiary but has become a major associate of QPL Holdings. In September 2006, Mr. Li was appointed as acting Chief Executive Officer of ASAT. The Company’s product sales to the subsidiaries of QPL Holdings in the year ended March 31, 2007 were nil. ASAT is a customer of the Company and may, from time to time, engage in transactions with the Company that are material to its results of operations.

Indemnification Agreements.    Bye-law 165 of the Company’s Bye-laws provides that the Company shall indemnify and secure harmless its directors and officers to the fullest extent permitted by law. Section 98 of the Companies Act 1981 of Bermuda (the “Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such officer, director, or auditor may be guilty in relation to the Company. Section 98 further provides that a Bermuda company may indemnify its directors, officers, and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or when granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act. Accordingly, the Company has entered into appropriate indemnification agreements with its directors and officers.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has recommended ratification of the appointment of the firm of BDO McCabe Lo Limited as independent registered public accounting firm for the Company for the fiscal year ending March 31, 2008. The Company has been advised by such firm that they will be an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

BDO McCabe Lo Limited commenced performing services as the Company’s independent public accounting firm on September 7, 2004. Effective September 7, 2004, PricewaterhouseCoopers was dismissed as the Company’s independent auditors. PricewaterhouseCoopers was the independent auditors for the Company for the fiscal years ended March 31, 2004 and March 31, 2003. Subject to ratification by the Shareholders, the Board of Directors has selected the firm of BDO McCabe Lo Limited as independent auditors for the Company for the fiscal year ending March 31, 2008. Representatives of BDO McCabe Lo Limited are not expected to be present at the Annual General Meeting.

The reports of PricewaterhouseCoopers on the Company’s consolidated financial statements for the fiscal years ended March 31, 2004 and March 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused it to make reference thereto in their reports on the financial statements for such years. In addition, during the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, the Company did not consult BDO McCabe Lo Limited with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Firm Fee Summary

Audit Fees.    The aggregate audit fees billed by BDO McCabe Lo Limited for the fiscal year ended March 31, 2007 for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements was $236,595. BDO McCabe Lo Limited received $228,000 for such services from the Company for the fiscal year ended March 31, 2006. The aggregate audit fees billed by PricewaterhouseCoopers for the fiscal year ended March 31, 2006 for professional services that were provided in connection with statutory and regulatory filings or engagements was $30,000.

Tax Fees.    The aggregate fees billed by BDO McCabe Lo Limited for the fiscal year ended March 31, 2007 for professional services related to tax compliance was $10,654. The nature of the services comprising these fees included, among other things, tax compliance services for foreign tax returns. BDO McCabe Lo Limited received $11,646 for such services from the Company for the fiscal year ended March 31, 2006.

All Other Fees.    The aggregate fees billed for all other services rendered by BDO McCabe Lo Limited for the fiscal years ended March 31, 2007 and March 31, 2006 were $3,500 and $21,236, respectively. The nature of the services comprising these fees included, among other things, reviews of the Company’s correspondences with the SEC, audit of employee benefit plans, and the reimbursement for out-of-pocket expenses.

Upon consideration, the Audit Committee determined that the provision of services other than the audit services is compatible with maintaining the independence of Company’s independent registered public accounting firm.

Pre-Approval Policies

The engagement of BDO McCabe Lo Limited for non-audit accounting and tax services performed for the Company is limited to those instances in which such services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee approved all audit and permitted non-audit services to be performed by BDO McCabe Lo Limited and determined that the rendering of such services is compatible with maintaining auditor independence.

Required Vote

Appointment of BDO McCabe Lo Limited as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2008 will require the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon. If the Shareholders reject the nomination, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF APPOINTMENT OF THE FIRM OF BDO MCCABE LO LIMITED AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 4

REMUNERATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors also seeks Shareholder approval to authorize the Board of Directors to fix the remuneration for the Company’s independent registered public accounting firm with respect to their service to the Company for fiscal year ending March 31, 2008. Information regarding the remuneration paid to the Company’s independent registered public accounting firm last year is set forth under “Proposal No. 3—Appointment of Independent Registered Public Accounting Firm” above.

Required Vote

Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE REMUNERATION FOR THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who own more than 10 percent of a registered class of a U.S. issuer’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such securities, and to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of Forms 3, 4 and 5 under the Securities Exchange Act furnished to us, or written representations from certain reporting persons, we believe that during fiscal year 2007, our officers, directors and holders of more than 10 percent of our Common Stock filed all Section 16(a) reports on a timely basis, except for these Forms 3 and 4 that were inadvertently filed late:

Form	Filing Date	Stock Options Grant Date	Director or Officer

3	September 11, 2006	May 16, 2006	Michael Bingham

3	September 11, 2006	May 16, 2006	Mary Chow

3	September 11, 2006	July 12, 2006	John Supan

3/A	September 13, 2006	May 16, 2006	Michael Bingham

3/A	September 13, 2006	May 16, 2006	Mary Chow

3/A	September 14, 2006	July 12, 2006	John Supan

4	September 13, 2006	September 7, 2006	Douglas Broyles

4	September 13, 2006	September 7, 2006	Thomas Gimple

4	September 13, 2006	September 7, 2006	Christine Russell

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by Shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the Annual General Meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many Shareholders who hold their Shares through a bank, broker or other holder of record (a “street-name shareholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any Shareholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report on Form 10-K may request a copy by contacting the bank, broker or other holder of record, or the Assistant Secretary of the Company, Ronald Tan, by telephone at: (852) 3193-6000. The voting instruction sent to a street-name shareholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a Shareholder who would like to make one of these requests should contact the Company as indicated above.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL GENERAL MEETING

Under United States federal securities laws, any shareholder proposals intended to be presented at the 2008 Annual General Meeting must be received by the Company at its principal offices no later than April 12, 2008 in order to be considered for inclusion in the proxy materials, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Although information received after such date will not be included in proxy materials sent to Shareholders, a shareholder proposal may still be presented at the annual general meeting if such proposal complies with the Company’s Bye-laws then in effect. In accordance with Bye-law 59 of the Company’s Bye-laws, shareholder proposals may be brought before an annual general meeting only if such proposal is made pursuant to written notice timely given to the Company’s Secretary accompanied by certain information. To be timely, a Shareholder’s written notice must be received at the principal offices of the Company not less than ninety (90) days prior to anniversary date of the prior year’s annual general meeting. The chairman of the annual general meeting may review proposals from eligible Shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Company’s Bye-Laws and whether any such proposal will be acted upon at the annual general meeting.

In addition, Section 79 of the Companies Act 1981 of Bermuda, provides that Shareholders representing either: (1) not less than 5% of the total voting rights of all the Shareholders having a right to vote at an annual general meeting of the Company; or (2) not less than one hundred Shareholders; may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be received by the Company at its principal offices not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

By order of the Board of Directors

/s/ Dean Personne

Dean Personne

President and Chief Executive Officer

July 30, 2007

Hong Kong

PROXY

PEAK INTERNATIONAL LIMITED

(Incorporated in Bermuda with limited liability)

FORM OF PROXY FOR USE AT THE ANNUAL GENERAL MEETING

(or at any postponement or adjournment thereof)

I/We (Note 1)                                      of                                     , the registered holder(s) of (Note 2)                          shares par value US $0.01 per share each in the capital of Peak International Limited (the “Company”), HEREBY APPOINT                                      (Note 3) of                          or failing him, the Chairman of the meeting, as my/our proxy (the “Proxy”) to act for me/us at the Annual General Meeting (or at any postponement or adjournment thereof) of the Company to be held at Heller Ehrman LLP, 275 Middlefield Road, Menlo Park, California, USA 94025, on September 7, 2007 at 10:00 a.m. (local time) and in particular (but without limitation) at such meeting (or at any adjournment or postponement thereof) to vote for me/us and in my/our name(s) as indicated below or, if no such indication is given as my/our proxy thinks fit, or, if the Chairman of the meeting is appointed as my/our proxy, the Chairman will have the authority to vote “FOR” Items 1(a), 1(b), 1(c), 2, 3 and 4 and in accordance with the discretion of the Chairman on any other matters as may properly come before the Annual General Meeting.

This proxy is solicited by and on behalf of the Board of Directors of Peak International Limited.

The Board of Directors recommends a vote “FOR” Items 1(a), 1(b), 1(c), 2, 3 and 4.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Notes:

1.	Full name(s) and address(es) should be inserted in BLOCK CAPITALS.

2.	Please insert the number of Shares of common stock par value US $0.01 per Share registered in your name(s). If no number is inserted, this form of proxy will be deemed to relate to all the Shares of the Company registered in your name(s).

3.	Please insert the name and address of the proxy. IF NO NAME IS INSERTED, THE CHAIRMAN OF THE MEETING WILL, SUBJECT TO THE LIMITATION SET OUT BELOW, ACT AS YOUR PROXY. Under the Company’s Bye-laws, a proposal put to the meeting will be decided on a show of hands unless a poll is properly demanded. On a show of hands, every member present in person or (being a corporation) by a duly authorized representative or by proxy will have one vote. AS THE CHAIRMAN OF THE MEETING IS ONLY ABLE TO EXERCISE ONE VOTE ON A SHOW OF HANDS, HE WILL USE THE VOTE FOR THOSE MEMBERS WHO WISH TO VOTE FOR ANY OR ALL OF THE PROPOSALS PUT TO THE MEETING. IF YOU WISH TO VOTE AGAINST ANY OR ALL OF THE PROPOSALS PUT TO THE MEETING, YOU MUST APPOINT A PERSON OTHER THAN THE CHAIRMAN OF THE MEETING TO ACT AS YOUR PROXY.

4.	IF YOU WISH TO VOTE FOR A PROPOSAL, PLEASE CHECK IN THE RELEVANT BOX MARKED “FOR”. IF YOU WISH TO VOTE AGAINST A PROPOSAL, PLEASE CHECK IN THE RELEVANT BOX MARKED “AGAINST”. IF YOU WISH TO ABSTAIN FROM VOTING ON ANY PROPOSAL PLEASE CHECK IN THE RELEVANT BOX MARKED “ABSTAIN”. Failure to check any box will entitle your proxy to cast your vote at his discretion. If the Chairman of the meeting is appointed as your proxy and no direction is given with respect to a proposal, “FOR” the proposals stated above. Your proxy will also be entitled to vote at his discretion on any proposal properly put out to the meeting other than those referred to in the notice convening the meeting.

5.	This form of proxy must be signed by you or your attorney duly authorized in writing, in the case of a corporation, must be either under its seal or under the hand of an officer, attorney or other person duly authorized.

6.	In the case of joint holders, any one of such joint holders may vote, either in person or by proxy, at the meeting, but if more than one of the joint holders are present at the meeting, the vote of a senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders, and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members of the Company.

7.	In order to be valid, this form of proxy and the power of attorney or other authority (if any) under which it is signed or a notarized, certified copy of that power of authority, must be deposited at Mellon Investor Services, Proxy Processing, P.O. Box 1680, Manchester, CT 06045-9986 not less than 24 hours before the time appointed for holding the meeting or the adjourned or postponed meeting (as the case may be).

8.	The proxy need not be a member of the Company but must attend the meeting in person to represent you.

9.	Completion and deposit of the form of proxy will not preclude you from attending and voting at the meeting if you so wish.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED WILL BE VOTED “FOR” THE PROPOSALS	Please Mark Here for Address Change or Comments Please See Reverse Side	☐

1(a).	To set the number of authorized directors of the Company’s Board of Directors at five.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

1(b).	To elect Christine Russell as a director of the Company.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

1(c).	To authorize the Board of Directors to fill the one casual vacancy.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

2.	To authorize the Board of Directors to fix the remuneration of the directors of the Company.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

3.	To ratify the appointment of BDO McCabe Lo Limited as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2008.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

4.	To authorize the Board of Directors to fix the remuneration of the independent registered public accounting firm for fiscal 2008.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

5.	In their/his/her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Dated: , 2007

Signature (and title, if applicable)

Signature (and title, if applicable) if held jointly

Please date and sign exactly as name appears above. If acting as attorney, executor, trustee or in other representative capacity, sign name and give title as such. If shares are held jointly, each holder should sign.

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.